EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-51702) of Connecticut Water Service, Inc. of our report dated June 27, 2011 relating to the financial statements of Savings Plan of the Connecticut Water Company as of December 31, 2010 and 2009 and for the years then ended, which appears in this 2010 Annual Report on Form 11-K.

/s/ J.H. Cohn LLP
Glastonbury, Connecticut
June 27, 2011